EXHIBIT 10.2

                               FIRST CAPITAL BANK
                              Post Office Drawer 40
                           207 Highway 15/ 401 Bypass
                    East Bennettsville, South Carolina 29512
                            Telephone (843) 454-9337
                               Fax (843) 454-9338



                                  June 28, 2001


Mr. Carroll Edwards
P0 Box 219
Marshville, North Carolina 28103

Dear Carroll:

         This is to confirm our conversation concerning your purchase of our location in Bennettsville, South Carolina. We have agreed to sell you our land and building located on Highway 15-401 Bypass East for $550,000.00. The bank will finance $495,000.00 at 8% with a 15-year amortization and a 10-year call. First Capital Bank will lease approximately 60% of the 5,200 sq. ft. building for $3,175.00 per month for 10 years with 2 five-year renewals. First Capital Bank will renovate the 3,000 sq. ft. for use as the main banking office for First Capital Bank and pay its share of taxes and insurance. For $1 per year First Capital Bank will serve as landlord for this building. In doing so First Capital Bank will make it's best efforts to find a suitable tenant for the remaining 2,000 square feet. First Capital will collect rent for the building, will advertise and interview suitable tenants for the remaining space, and will supervise the rental space as if it was it's own, subject to approval by you as owner. We would anticipate finalizing the sell of the property to you, and the loan and lease during August 2001. If you agree with this, please sign one copy and return it to me.

                                                 Sincerely,

                                                 s/Charles O. Rivers
                                                 -------------------------------
                                                 Charles 0 Rivers
                                                 President/CEO

  COR/kqm
  Enclosure

  Agreed s/Carroll M. Edwards
        -----------------------------------------
                                  Member F.D.I.C.